Exhibit 99

For additional information, contact:
T. Heath Fountain
Executive Vice President and
   Chief Financial Officer
(229) 878-2055

HERITAGE FINANCIAL GROUP, INC. REPORTS THIRD QUARTER NET INCOME
OF $1.7 MILLION OR $0.21 PER DILUTED SHARE

ALBANY, Ga. (October 26, 2011) – Heritage Financial Group, Inc. (NASDAQ: HBOS), the holding company for HeritageBank of the South, today announced unaudited financial results for the quarter ended September 30, 2011.  Key aspects of the Company's results for the third quarter of 2011 include:

•	Net income of $1.7 million or $0.21 per diluted share compared with a net loss of $443,000 or $0.05 per diluted share in the year-earlier quarter;
•
Excluding special items in the current and year-earlier quarter, net income for the third quarter was $568,000 or $0.07 per diluted share versus net income of $448,000 or $0.05 per diluted share in the third quarter of 2010 (see reconciliation of non-GAAP items);

•	Organic loan growth, excluding loans acquired in FDIC-assisted acquisitions, of $3.9 million or 1% on a linked-quarter basis;
•
Loans acquired through FDIC-assisted acquisitions increased $56.3 million or 10% on a linked-quarter basis, driven primarily by the First Southern National Bank (First Southern) FDIC-assisted acquisition;

•	Core non-time deposit growth of $19.4 million, excluding deposits associated with the First Southern acquisition;
•
An increase in the allowance for loan losses to 1.65% of period-end loans, excluding loans acquired in FDIC-assisted acquisitions, from 1.58% of loans, excluding loans acquired in FDIC-assisted acquisitions, at June 30, 2011;

•	An increase in annualized net charge-offs to 0.73% for the third quarter of 2011 from 0.26% on a linked-quarter basis; and
•	A decline in non-performing assets (NPAs), excluding loans acquired in FDIC-assisted acquisitions, to 0.89% from 1.17% on a linked-quarter basis.

Commenting on the results, Leonard Dorminey, President and Chief Executive Officer, said, "During the third quarter of 2011, we continued our expansion efforts with our third FDIC-assisted transaction.  The First Southern acquisition moves us to number three in market share in Statesboro, further improving our foothold in Southeast Georgia and continuing our successful capital deployment.  We continue to look for further opportunities for strategic expansion.

"Despite the increase in provision expense for the quarter, we continue to see improvement in the credit quality of our non-FDIC-assisted loan portfolio, as evidenced by the decline in non-performing assets, excluding assets acquired in FDIC-assisted acquisitions," Dorminey continued.  "We also are pleased with the progress we are making in our FDIC-acquired portfolios."

-MORE-

HBOS Reports Third Quarter 2011 Results

October 26, 2011

Results of Operations

The Company reported net income of $1.7 million or $0.21 per diluted share for the three months ended September 30, 2011, compared with a net loss of $443,000 or $0.05 per diluted share for the three months ended September 30, 2010.  This $2.2 million change in earnings was primarily the result of the following items:

•	Improved net interest income of $2.3 million due to solid growth in interest-earning assets;
•
Improved non-interest income of $3.4 million, reflecting a $2.0 million bargain purchase gain associated with the First Southern FDIC-assisted acquisition, an increase of $492,000 in mortgage origination fees, and a net increase in FDIC loss-share receivable accretion of $448,000; offset by

•	Increased provision expense of $50,000, driven by an increase in the charge-offs on the non-FDIC-assisted loan portfolio; and
•
Increased non-interest expense of $2.0 million due to increased salaries and employment benefits of $1.9 million driven by the hiring of an additional 107 full-time equivalent employees on top of growth in most other non-interest expense categories, which was partially offset by a one-time, noncash charge of $1.0 million during the 2010 quarter to write-off an intangible asset.

The Company's results for the third quarter ended September 30, 2011, included acquisition-related expenses of $299,000 and an increase in the pre-tax bargain purchase gain of $2.0 million associated with the First Southern acquisition.  In the year-earlier quarter, the Company incurred a charge of $1.0 million to write-off an intangible asset related to its 2006 expansion into Florida.  Excluding these items, the Company would have reported net income of $568,000 or $0.07 per diluted share for the third quarter of 2011 compared with net income of $448,000 or $0.05 per diluted share in the third quarter of 2010.

Net interest income for the third quarter increased 45% to $7.4 million from $5.1 million in the year-earlier quarter, primarily reflecting an increase in interest-earning assets related to both acquisitions and organic growth.  The Company's net interest margin for the third quarter of 2011 increased eight basis points to 3.44% on a linked-quarter basis from 3.36% in the second quarter of 2011 and declined six basis points from 3.50% in the year-earlier period.  The improvement in the third quarter of 2011 net interest margin on a linked-quarter basis was driven by an increase in loan yields on the Company's FDIC-assisted loan portfolios, coupled with a decline in the cost of interest bearing deposits as rates continue to reset lower.  The reduction in the third quarter of 2011 net interest margin compared with the year-earlier period reflected a lower interest rate environment and excess liquidity generating a minimal yield associated with the Company's second-step conversion and acquisition activity.

The Company's estimated total risk-based capital ratio at September 30, 2011, was 21.4%, significantly exceeding the required minimum of 10% to be considered a well-capitalized institution.  The ratio of tangible common equity to total tangible assets was 10.8% as of September 30, 2011.

-MORE-

HBOS Reports Third Quarter 2011 Results

October 26, 2011

In the third quarter of 2011, the Company continued to post both organic and acquisition-related loan and deposit growth, with both increasing on a linked-quarter basis and advancing significantly compared with the year-earlier quarter in all of the Company's markets except Ocala.  Ocala has been disproportionately affected by the real estate downturn and higher unemployment compared with the Company's other markets.  Still, bank acquisitions, including the Company's second and third whole-bank acquisitions in February 2011 and August 2011, accounted for much of the growth in loans and deposits over the past 12 months.  At September 30, 2011, the Company's loan portfolio totaled $560.9 million, including loans acquired through FDIC-assisted acquisitions, up $60.2 million or 12% from $500.7 million at June 30, 2011.  Total deposits stood at $900.1 million at the end of the third quarter of 2011, up $136.4 million or 18% from $763.7 million at June 30, 2011.

Accounting for FDIC-Assisted Loans

The Company performs ongoing assessments of the estimated cash flows of its acquired FDIC-assisted loan portfolios.  The fair value of the FDIC-assisted loan portfolios consist of $116.2 million in covered and $24.7 million in non-covered loans as of September 30, 2011, compared with $60.4 million in covered and $24.2 million in non-covered loans as of June 30, 2011.  The principal balance of the FDIC-assisted loan portfolios consist of $248.6 million as of September 30, 2011, compared with $156.0 million as of June 30, 2011.  The details of the accounting for the FDIC-assisted loan portfolios for the third quarter of 2011 are as follows:

•	Covered loans acquired in FDIC-assisted acquisitions increased $55.8 million to $116.2 million;
•	Non-covered loans acquired in FDIC-assisted acquisitions increased $500,000 to $24.7 million;
•	The FDIC loss-share receivable associated with covered loans acquired in FDIC-assisted acquisitions increased $29.6 million to $87.8 million;
•	The accretion for the FDIC loss-share receivable was $448,000;
•	The non-accretable discount increased $31.5 million to $98.8 million; and
•	The accretable discount increased $4.7 million to $8.8 million.

At September 30, 2011, covered and non-covered loans acquired in FDIC-assisted acquisitions increased to $116.2 million and $24.7 million, respectively, on a linked-quarter basis from $60.7 million and $24.2 million, respectively, driven primarily by the First Southern acquisition, partially offset by a combination of net charge-offs and principal reductions.  The net charge-offs for both the covered and non-covered loans were fully provided for by the associated loan discounts and expected reimbursement from the FDIC and did not affect the Company's loan loss reserve.  The FDIC loss-share receivable associated with covered FDIC-assisted loans increased $31.5 million from $58.2 million in the prior quarter to $87.8 million, primarily driven by the First Southern acquisition, while $1.6 million was submitted in the third quarter to the FDIC for reimbursement.

The non-accretable discount increased to $98.8 million at the end of the third quarter of 2011 from $67.3 million on a linked-quarter basis, due primarily to the First Southern acquisition, partially offset by net charge-offs in the FDIC-assisted loan portfolios and a transfer to accretable discount.  The accretable discount increased to $8.8 million for the current quarter from $4.1 million for the second quarter of 2011, primarily driven by the First Southern acquisition.

-MORE-

HBOS Reports Third Quarter 2011 Results

October 26, 2011

Asset Quality

Total non-performing loans, excluding loans acquired in FDIC-assisted acquisitions, were $8.0 million at September 30, 2011, down from $8.6 million at June 30, 2011.  Other real estate owned and repossessed assets, excluding assets acquired in FDIC-assisted acquisitions, were $1.8 million at September 30, 2011, down from $2.7 million at June 30, 2011.  Non-performing loans to total loans, excluding loans acquired in FDIC-assisted acquisitions, decreased to 1.90% as of September 30, 2011, from 2.06% as of June 30, 2011.  Net charge-offs to average outstanding loans, excluding loans acquired in FDIC-assisted acquisitions, on an annualized basis, were 0.73% for the third quarter of 2011 versus 0.26% for the second quarter of 2011, while the annualized year-to-date net charge-offs were 1.30% as of September 30, 2011, versus 0.58% as of September 30, 2010.

The provision for loan losses increased to $1.0 million for the third quarter of 2011 from $700,000 for the second quarter of 2011, driven primarily by an increase in annualized net charge-offs.  At September 30, 2011, the allowance for loan losses represented 1.65% of total loans outstanding, excluding loans acquired in FDIC-assisted acquisitions, versus 1.58% at June 30, 2011.

About Heritage Financial Group, Inc. and HeritageBank of the South

Heritage Financial Group, Inc. is the holding company for HeritageBank of the South, a community-oriented bank serving primarily South Georgia and North Central Florida through 23 full-service branch locations and 11 mortgage offices.  As of September 30, 2011, the Company reported total assets of approximately $1.1 billion and total stockholders' equity of approximately $124 million.  For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com and see Investor Relations under About Us.

Cautionary Note Regarding Forward Looking Statements

Except for historical information contained herein, the matters included in this news release and other information in the Company's filings with the Securities and Exchange Commission may contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions.  The forward-looking statements made herein represent the current expectations, plans or forecasts of the Company's future results and revenues.  The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and include this statement for purposes of these safe harbor provisions.  These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond the Company's control.  Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.  Investors should not place undue reliance on any forward-looking statement and should consider the uncertainties and risks, discussed under Item 1A. "Risk Factors" of the Company's 2010 Annual Report on Form 10-K and in any of the Company's subsequent SEC filings.  Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in its other filings with the SEC.

-MORE-

HBOS Reports Third Quarter 2011 Results

October 26, 2011

HERITAGE FINANCIAL GROUP, INC.
Unaudited Reconciliation of Non-GAAP Measures Presented in Earnings Release
(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Total non-interest income	$5,892	$2,478	$14,294	$6,245
Bargain purchase gain	(2,000)	--	(4,217)	--
Adjusted non-interest income	$3,892	$2,478	$10,077	$6,245

Total non-interest expense	$9,779	$7,779	$28,218	$18,509
Acquisition related expense	(299)	(257)	(1,056)	(524)
Impairment of intangible asset (Florida bank charter)	--	(1,000)	--	(1,000)
Adjusted non-interest expense	$9,480	$6,522	$27,162	$16,985

Net income (loss) as reported	$1,740	$(443)	$2,474	$484
Bargain purchase gain and acquisition related expense, net of tax	(1,172)	182	(2,134)	372
Impairment of intangible asset (Florida bank charter), net of tax	--	709	--	709
Adjusted net income	$568	$448	$340	$1,565

Diluted earnings (loss) per share	$0.21	$(0.05)	$0.30	$0.06
Bargain purchase gain and acquisition related expense, net of tax	(0.14)	0.02	(0.26)	0.04
Impairment of intangible asset (Florida bank charter), net of tax	--	0.08	--	0.08
Adjusted diluted earnings per share	$0.07	$0.05	$0.04	$0.18

Net Income (Loss) and Diluted Earnings (Loss) Per Share are presented in accordance with Generally Accepted Accounting Principles (GAAP).  Adjusted Non-interest Income, Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share are non-GAAP financial measures.  The Company believes that these non-GAAP measures aid in understanding and comparing current-year and prior-year results, both of which include unusual items of different natures.  These non-GAAP measures should be viewed in addition to, and not as a substitute for, the Company's reported results.

-MORE-

HBOS Reports Third Quarter 2011 Results

October 26, 2011

HERITAGE FINANCIAL GROUP, INC.
Unaudited Financial Highlights
(In thousands, except per share amounts)

	Third Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Interest income	$10,148	$7,396	$27,881	$20,699
Interest expense	2,735	2,290	7,993	6,487
Net interest income	7,413	5,106	19,888	14,211
Provision for loan losses	1,000	950	2,300	2,100
Net interest income after provision for loan losses	6,413	4,156	17,588	12,111
Non-interest income	5,892	2,478	14,294	6,245
Non-interest expense	9,779	7,779	28,218	18,508
Income (loss) before income taxes	2,526	(1,145)	3,664	(152)
Income tax (benefit) expense	786	(702)	1,190	(636)
Net income (loss)	$1,740	$(443)	$2,474	$484
Net income (loss) per share:
Basic*	$0.21	$(0.05)	$0.30	$0.06
Diluted*	$0.21	$(0.05)	$0.30	$0.06
Weighted average shares outstanding:
Basic	8,215	8,494	8,175	8,438
Diluted	8,216	8,494	8,177	8,440
Dividends declared per share*	$0.03	$0.11	$0.09	$0.33

	Sept. 30, 2011	June 30, 2011	Sept. 30, 2010
Total assets	$1,102,504	$963,571	$683,324
Cash and cash equivalents	23,292	15,225	33,275
Interest-bearing deposits in banks	99,211	100,309	10,579
Securities available for sale	218,384	186,867	161,798
Loans	560,940	500,725	413,980
Allowance for loan losses	6,936	6,585	6,534
Total deposits	900,103	763,673	535,392
Federal Home Loan Bank advances	35,000	35,000	42,500
Stockholders' equity	123,638	122,038	63,085

*
Prior-period share and per share data have been adjusted throughout this press release to reflect the 0.8377:1 conversion ratio used in conjunction with the completion of the Company's second-step offering on November 30, 2010.

-END-

Heritage Financial Group, Inc.	Page 1 of 6
Third Quarter 2011 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Income Statement Data
Interest income
Loans	$8,774	$6,136	$23,483	$17,219
Loans held for sale	45	6	99	6
Securities - taxable	1,013	1,006	3,441	2,572
Securities - nontaxable	207	212	629	749
Federal funds sold	16	11	45	38
interest-bearing deposits in banks	93	25	184	115
Total interest income	10,148	7,396	27,881	20,699
Interest expense
Deposits	2,048	1,631	5,879	4,667
Other borrowings	687	659	2,114	1,820
Total interest expense	2,735	2,290	7,993	6,487
Net interest income	7,413	5,106	19,888	14,212
Provision for loan losses	1,000	950	2,300	2,100
Net interest income after provision for loan losses	6,413	4,156	17,588	12,112
Non-interest income
Service charges on deposit accounts	1,267	1,112	3,540	2,918
Other service charges, fees & commissions	746	643	2,151	1,511
Brokerage fees	328	253	1,088	733
Mortgage origination fees	719	227	1,611	337
Bank owned life insurance	146	153	440	459
Gain on sale of securities	213	71	666	230
Bargain purchase gain	2,000	-	4,217	-
Accretion of FDIC loss share receivable	448	-	453	-
Other	25	19	96	57
Total non-interest income	5,892	2,478	14,294	6,245
Non-interest expense
Salaries and employee benefits	5,384	3,446	14,635	8,985
Equipment	516	304	1,295	810
Occupancy	685	424	1,666	1,059
Advertising & marketing	167	166	551	411
Legal & accounting	118	112	495	440
Consulting & other professional fees	208	71	585	208
Director fees & retirement	160	142	548	419
Telecommunications	206	132	555	304
Supplies	156	98	396	251
Data processing fees	857	604	1,990	1,596
(Gain) loss on sale and write-downs of other real estate owned	(385)	-	507	(343)
Foreclosed asset expenses	288	181	703	779
FDIC insurance and other regulatory fees	128	283	775	682
Impairment loss on intangible assets	-	1,000	-	1,000
Acquisition related expenses	299	257	1,056	524
Deposit Intangible expense	183	115	485	221
Other operating	809	444	1,976	1,163
Total non-interest expense	9,779	7,779	28,218	18,509
Income before taxes	2,526	(1,145)	3,664	(152)
Applicable income tax	786	(702)	1,190	(636)
Net income	$1,740	$(443)	$2,474	$484

Weighted average shares - basic	8,215,077	8,493,671	8,175,126	8,438,180
Weighted average shares - diluted	8,216,472	8,493,671	8,176,786	8,439,560

Basic earnings per share	$0.21	$(0.05)	$0.30	$0.06
Diluted earnings per share	0.21	(0.05)	0.30	0.06
Cash dividend declared per share	0.03	0.11	0.09	0.33

Heritage Financial Group, Inc.	Page 2 of 6
Third Quarter 2011 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	September 30,
	2011	2010
Balance Sheet Data (Ending Balance)
Total loans	$560,940	$413,980
Loans held for sale	5,538	700
Covered loans	116,206	-
Allowance for loan losses	6,936	6,534
Total foreclosed assets	12,355	2,787
Covered other real estate owned	10,514	-
FDIC loss-share receivable	87,757	-
Intangible assets	5,056	1,489
Total assets	1,102,504	683,324
Non-interest-bearing deposits	84,716	48,014
Interest-bearing deposits	815,387	487,378
Federal Home Loan Bank advances	35,000	42,500
Federal funds purchased and securities sold under agreement to repurchase	36,118	35,092
Stockholders' equity	123,638	63,085

Total shares outstanding	8,712,140	9,595,304
Less treasury shares	-	884,663
Net shares outstanding	8,712,140	8,710,641

Shares held by Heritage, MHC	-	6,591,757
Unearned ESOP shares	452,348	175,358

Book value per share	$14.97	$7.39
Tangible book value per share (non-GAAP)	14.36	7.22
Market value per share	10.39	10.05

	Quarter Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Average Balance Sheet Data
Average interest-bearing deposits in banks	$102,769	$19,003	$54,481	$31,130
Average federal funds sold	26,889	17,320	23,815	19,569
Average investment securities	201,762	158,781	213,518	129,841
Average loans	533,487	397,421	497,422	366,091
Average mortgage loans held for sale	4,336	595	2,984	209
Average FDIC loss-share receivable	71,942	-	58,149	-
Average earning assets	869,243	593,120	792,220	546,840
Average assets	1,040,575	676,789	955,312	621,386
Average non-interest-bearing deposits	76,940	48,258	66,567	38,724
Average interest-bearing deposits	761,344	480,785	675,966	435,600
Average total deposits	838,284	529,043	742,533	474,324
Average federal funds purchased and securities sold under agreement to repurchase	33,678	34,607	32,303	33,718
Average Federal Home Loan Bank advances	35,000	42,500	50,297	42,500
Average interest-bearing liabilities	830,022	557,892	758,566	511,818
Average stockholders' equity	123,844	62,983	122,207	62,126

Performance Ratios
Annualized return on average assets	0.67%	-0.26%	0.35%	0.10%
Annualized return on average equity	5.62%	-2.81%	2.70%	1.04%
Net interest margin	3.44%	3.50%	3.41%	3.57%
Net interest spread	3.38%	3.40%	3.35%	3.46%
Efficiency ratio	73.50%	102.57%	82.55%	90.48%

Capital Ratios
Average stockholders' equity to average assets	11.9%	9.3%	12.8%	10.0%
Tangible equity to tangible assets (non-GAAP)	10.8%	9.0%	10.8%	9.0%
Tier 1 leverage ratio (1)	11.3%	8.7%	11.3%	8.7%
Tier 1 risk-based capital ratio (1)	20.2%	13.4%	20.2%	13.4%
Total risk-based capital ratio (1)	21.4%	14.7%	21.4%	14.7%

Other Information
Full-time equivalent employees	313	206	313	206
Number of full-service offices	23	16	23	16
Mortgage loan offices	11	1	11	1

(1)  September 30, 2011 consolidated ratios are estimated and may be subject to change pending the filing of the call report; all other periods are presented as filed.

Heritage Financial Group, Inc.	Page 3 of 6
Third Quarter 2011 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Five Quarter Comparison for the Three Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Income Statement Data
Interest income
Loans	$8,774	$7,564	$7,145	$6,584	$6,136
Loans held for sale	45	46	8	4	6
Securities - taxable	1,013	1,221	1,207	923	1,006
Securities - nontaxable	207	211	211	211	212
Federal funds sold	16	16	13	7	11
Interest-bearing deposits in banks	93	51	40	15	25
Total interest income	10,148	9,109	8,624	7,740	7,396
Interest expense
Deposits	2,048	1,983	1,848	1,092	1,631
Other borrowings	687	684	743	695	659
Total interest expense	2,735	2,667	2,591	1,787	2,290
Net interest income	7,413	6,442	6,033	5,953	5,106
Provision for loan losses	1,000	700	600	3,400	950
Net interest income after provision for loan losses	6,413	5,742	5,433	2,553	4,156
Non-interest income
Service charges on deposit accounts	1,267	1,222	1,051	1,194	1,112
Other service charges, fees & commissions	746	749	660	553	643
Brokerage fees	328	406	354	337	253
Mortgage origination fees	719	624	268	270	227
Bank owned life insurance	146	149	145	151	153
Life insurance proceeds	-	32	-	916	-
Gain on sale of securities	213	453	-	63	71
Bargain purchase gain	2,000	(117)	2,334	2,722	-
Accretion of FDIC loss share receivable	448	5	-	-	-
Other	25	37	29	32	19
Total non-interest income	5,892	3,560	4,841	6,238	2,478
Non-interest expense
Salaries and employee benefits	5,384	4,923	4,328	3,691	3,446
Equipment	516	428	351	320	304
Occupancy	685	536	445	452	424
Advertising & marketing	167	220	164	183	166
Legal & accounting	118	167	210	176	112
Consulting & other professional fees	208	198	179	156	71
Director fees & retirement	160	161	227	144	142
Telecommunications	206	204	145	213	132
Supplies	156	145	95	99	98
Data processing fees	857	615	518	594	604
(Gain) loss on sale and write-downs of other real estate owned	(385)	535	402	326	-
Foreclosed asset expenses	288	245	170	234	181
FDIC insurance and other regulatory fees	128	354	293	242	283
Impairment loss on intangible assets	-	-	-	-	1,000
Acquisition related expenses	299	474	282	103	256
Deposit intangible expense	183	207	95	55	115
Other operating	809	628	494	552	445
Total non-interest expense	9,779	10,040	8,398	7,540	7,779
Income (loss) before taxes	2,526	(738)	1,876	1,251	(1,145)
Applicable income tax (benefit)	786	(257)	661	329	(702)
Net income (loss)	$1,740	(481)	$1,215	$922	$(443)

Weighted average shares - basic	8,215,077	8,213,761	8,186,502	8,485,215	8,493,671
Weighted average shares - diluted	8,216,406	8,215,090	8,187,835	8,485,733	8,493,671

Basic earnings (loss) per share	$0.21	$(0.05)	$0.15	$0.11	$(0.05)
Diluted earnings (loss) per share	0.21	(0.05)	0.15	0.11	(0.05)
Cash dividend declared per share	0.03	0.03	0.03	0.11	0.11

Heritage Financial Group, Inc.	Page 4 of 6
Third Quarter 2011 Earnings Release Supplement
(Unaudited)
(Dollars in thousands, except per share data)

	Five Quarter Comparison
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Balance Sheet Data (at period end)
Total loans	$560,940	500,724	$496,067	$418,997	$413,980
Loans held for sale	5,538	5,579	2,642	225	700
Covered loans	116,206	60,426	62,372	-	-
Allowance for loan losses	6,936	6,585	6,138	8,101	6,534
Total foreclosed assets	12,355	9,693	10,577	3,689	2,787
Covered other real estate owned	10,514	6,968	7,361	-	-
FDIC loss-share receivable	87,757	58,152	58,174	-	-
Intangible assets	5,056	4,388	4,713	2,912	1,489
Total assets	1,102,504	963,571	951,918	755,436	683,324
Non-interest-bearing deposits	84,716	73,382	63,134	44,769	48,014
Interest-bearing deposits	815,387	690,291	667,954	489,474	487,378
Federal home loan bank advances	35,000	35,000	60,000	62,500	42,500
Federal funds purchased and securities sold under agreement to repurchase	36,118	31,989	31,509	32,421	35,092
Stockholders' equity	123,638	122,038	121,331	119,340	63,085

Total shares outstanding	8,712,140	8,712,750	8,712,750	8,710,640	9,595,304
Less treasury shares	-	-	-	-	884,663
Net shares outstanding	8,712,140	8,712,750	8,712,750	8,710,640	8,710,641

Unearned ESOP shares	452,348	465,673	478,996	492,320	175,358

Book value per share	$14.97	$14.80	$14.74	$14.52	$7.39
Tangible book value per share (non-GAAP)	14.36	14.26	14.16	14.17	7.22
Market value per share	10.39	11.92	12.73	12.42	10.05

	Five Quarter Comparison
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Average Balance Sheet Data
Average interest-bearing deposits in banks	$102,769	$44,525	$16,150	$10,910	$19,003
Average federal funds sold	26,889	20,447	24,111	11,181	17,320
Average investment securities	201,762	210,261	228,530	179,682	158,781
Average loans	533,487	501,929	456,851	419,572	397,421
Average mortgage loans held for sale	4,336	3,878	737	315	595
Average FDIC Loss-Share Receivable	71,942	58,149	58,174	-	-
Average earning assets	864,907	777,162	725,642	621,345	593,120
Average assets	1,040,575	966,962	858,398	712,689	676,789
Average non-interest-bearing deposits	76,940	70,346	52,414	49,612	48,258
Average interest-bearing deposits	761,344	680,424	586,129	491,903	480,785
Average total deposits	838,284	750,770	638,543	541,515	529,043
Average federal funds purchased and securities sold under agreement to repurchase	33,678	31,664	31,568	35,234	34,607
Average Federal Home Loan Bank advances	35,000	54,143	61,749	44,435	42,500
Average interest-bearing liabilities	830,022	766,231	679,446	571,572	557,892
Average stockholders' equity	123,844	122,528	120,248	83,154	62,983

Performance Ratios
Annualized return on average assets	0.67%	-0.20%	0.57%	0.52%	-0.26%
Annualized return on average equity	5.62%	-1.57%	4.04%	4.44%	-2.81%
Net interest margin	3.44%	3.36%	3.42%	3.88%	3.50%
Net interest spread	3.38%	3.34%	3.32%	3.78%	3.40%
Efficiency ratio	73.50%	100.38%	77.23%	61.85%	102.57%

Capital Ratios
Average stockholders' equity to average assets	11.9%	12.7%	14.0%	11.7%	9.3%
Tangible equity to tangible assets (non-GAAP)	10.8%	12.3%	12.3%	15.5%	9.0%
Tier 1 leverage ratio	11.3%	12.10%	13.4%	16.1%	8.7%
Tier 1 risk-based capital ratio	20.2%	22.20%	23.3%	25.1%	13.4%
Total risk-based capital ratio	21.4%	23.40%	24.5%	26.4%	14.7%

Other Information
Full-time equivalent employees	313	295	273	217	206
Number of full-service offices	23	21	20	16	16
Mortgage loan offices	11	10	5	1	1

Heritage Financial Group, Inc.	Page 5 of 6
Third Quarter 2011  Earnings Release Supplement
(Dollars in thousands)

	Nine Months Ended September 30,
	9/30/11	9/30/10
Loans by Type
Construction and land loans	$28,115	$24,263
Farmland loans	18,272	14,658
Permanent 1 - 4	134,269	123,275
Permanent 1 - 4 - junior liens and revolving	26,071	26,922
Multifamily	13,754	13,737
Nonresidential	129,730	108,440
Commercial business loans	47,854	50,230
Consumer and other loans	21,955	31,168
	420,020	392,693
Loans acquired through FDIC-assisted acquisitions:
Non-covered loans	24,713	21,287
Covered loans	116,206	-
	560,940	413,980

Asset Quality Data (excluding Loans acquired through FDIC-assisted acquisitions):
Allowance for loan losses to total loans	1.65%	1.66%
Allowance for loan losses to average loans	1.29%	1.74%
Allowance for loan losses to non-performing loans	86.76%	53.56%
Accruing past due loans	$1,487	$899
Nonaccrual loans	7,994	12,199
Loans - 90 days past due & still accruing	-	-
Total non-performing loans	7,994	12,199
OREO and repossessed assets	1,841	2,787
Total non-performing assets	9,835	14,986
Non-performing loans to total loans	1.90%	3.11%
Non-performing assets to total assets	0.89%	2.19%
QTD Net charge-offs to average loans (annualized)	0.73%	0.47%
Net charge-offs QTD	$650	$443

YTD Net charge-offs to average loans (annualized)	1.30%	0.58%
Net charge-offs YTD	$3,466	$1,626

Heritage Financial Group, Inc.	Page 6 of 6
Third Quarter 2011  Earnings Release Supplement
(Dollars in thousands)

	Five Quarter Comparison for the Quarter Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Loans by Type
Construction and land loans	$28,115	$26,688	$27,580	$24,522	$24,263
Farmland loans	18,272	13,276	13,707	12,339	14,658
Permanent 1 - 4	134,269	131,596	129,371	131,293	123,275
Permanent 1 - 4 - junior liens and revolving	26,071	26,140	25,642	26,091	26,922
Multifamily	13,754	12,755	12,110	13,598	13,737
Nonresidential	129,730	131,027	119,325	110,079	108,440
Commercial business loans	47,854	50,997	52,662	52,589	50,230
Consumer and other loans	21,955	23,592	25,046	27,115	31,168
	420,020	416,071	405,443	397,626	392,693

Loans acquired through FDIC-assisted acquisitions:
Non-covered	24,713	24,227	28,252	21,371	21,287
Covered loans	116,206	60,427	62,372	-	-
	560,940	500,725	496,067	418,997	413,980

Asset Quality Data (excluding Loans acquired through FDIC-assisted acquisitions):
Allowance for loan losses to total loans	1.65%	1.58%	1.51%	2.04%	1.66%
Allowance for loan losses to average loans	1.29%	1.48%	1.59%	2.03%	1.74%
Allowance for loan losses to non-performing loans	86.76%	76.67%	67.63%	81.79%	53.56%
Accruing past due loans	$1,487	$727	$1,245	$1,879	$899
Nonaccrual loans	7,994	8,589	9,077	9,905	12,199
Loans - 90 days past due & still accruing	-	-	-	-	-
Total non-performing loans	7,994	8,589	9,077	9,905	12,199
OREO and repossessed assets	1,841	2,725	3,215	3,689	2,787
Total non-performing assets	9,835	11,314	12,292	13,594	14,986
Non-performing loans to total loans	1.90%	2.06%	2.24%	2.49%	3.11%
Non-performing assets to total assets	0.89%	1.17%	1.29%	1.80%	2.19%
Net charge-offs to average loans (annualized)	0.73%	0.26%	2.80%	1.84%	0.47%
Net charge-offs	$650	$253	$2,563	$1,833	$443

Note:
Certain prior-period amounts have been reclassified to conform with current presentation.

Prior period share and per share data have been adjusted for the 0.8377:1 conversion ratio in conjunction with the completion of the second step stock offering on November 30, 2010.

Loans acquired through FDIC-assisted acquisitions include loans acquired in the acquisition of The Tattnall Bank in December of 2009, the acquisition of Citizens Bank of Effingham in February 2011, and First Southern National Bank in August 2011.  The acquisition of The Tattnall Bank did not involve a loss-share agreement with the FDIC; however, the acquisitions of Citizens Bank of Effingham and First Southern National Bank both involved loss-share agreements in which the FDIC will, for a specified number of years, reimburse the Bank for 80% of all losses and related expenses on covered assets.